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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                     State of
                                                                  Incorporation
                                                                       or
Wholly-Owned Subsidiaries of the Registrant                       Organization
-------------------------------------------                       ------------


Rouge Steel Company                                                 Delaware

QS Steel Inc.                                                       Michigan

Eveleth Taconite Company                                            Minnesota